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                                                               Exhibit (d)(viii)

                                   SCHEDULE D
                       INVESTMENT ADVISORY AGREEMENT FEES

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                                                        DATE
----                                                                                        ----
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                                                      June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab California Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                             June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab U.S Treasury Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                           May 24, 2006

Thirty-eight one-hundredths of one percent (.38%) of the Schwab U.S Treasury Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB RETIREMENT ADVANTAGE MONEY FUND (FORMERLY                                            June 1, 2001
SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND)

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Retirement
Advantage Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20
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
billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB INVESTOR MONEY FUND (FORMERLY SCHWAB RETIREMENT MONEY FUND)                          June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB NEW YORK MUNICIPAL MONEY FUND                                                        June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab New York Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                                                      June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab New Jersey
Municipal Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.
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
SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                                                    June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Pennsylvania Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB FLORIDA MUNICIPAL MONEY FUND                                                         June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Florida Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND                                                   April 21, 2003

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Massachusetts Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB CASH RESERVES                                                                        July 9, 2004

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Cash Reserves' average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB ADVISOR CASH RESERVES                                                                July 9, 2004

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Advisor Cash Reserves' average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in
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excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

                               SCHWAB CAPITAL TRUST

                               By:  /s/ Kimon Daifotis
                                    ----------------------
                                        Kimon Daifotis,
                                        Senior Vice President and
                                        Chief Investment Officer -- Fixed Income

                               CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                               By:  /s/ Evelyn Dilsaver
                                    ----------------------
                                        Evelyn Dilsaver,
                                        President and Chief Executive Officer

Dated as of September 6, 2006